Exhibit 99.2

First Quarter 2021

Supplemental

Plymouth Industrial REIT, Inc.
Table of Contents

Introduction
Executive Summary	2
Management, Board of Directors, Investor Relations, and Equity Coverage	2
Portfolio Statistics	3
Acquisition Activity	3
Select Recent Acquisitions	4
Value Creation	5
Replacement Cost Analysis	5
Rent Collections and Deferrals	6
Guidance	7
Financial Information
Same Store Net Operating Income (NOI)	8
Consolidated Statements of Operations	9
Consolidated NOI	10
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	10
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)	10
Consolidated Balance Sheets	11
Capital Structure and Debt Summary	12
Capital Markets Activity	12
Unconsolidated Joint Venture	13
Net Asset Value Components	14
Operational & Portfolio Information
Leasing Activity	15
Lease Expiration Schedule	15
Leased Square Feet and Annualized Base Rent by Tenant Industry	16
Leased Square Feet and Annualized Base Rent by Type	17
Top 10 Tenants by Annualized Base Rent	18
Lease Segmentation by Size	18
Rentable Square Feet and Annualized Base Rent by Market	19
Total Acquisition Cost by Market	19
Appendix
Glossary	20

Forward-Looking Statements: This Supplemental Information contains forward-looking statements within the meaning of the U.S. federal securities laws. We make statements in this Supplemental Information that are forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Additionally, unforeseen factors emerge from time to time, and we cannot predict which factors will arise or their ultimate impact on our business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. One of these factors is the outbreak of the novel coronavirus (COVID-19), the impact of which is difficult to fully assess at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of efforts to contain the spread of the virus and its resulting direct and indirect impact on the U.S. economy and economic activity. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Definitions and Reconciliations: For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 20-21. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 10.

Plymouth Industrial REIT, Inc.
Executive Summary

Company overview: Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a real estate investment trust focused on the acquisition, ownership, and management of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, located in primary and secondary markets within the main industrial, distribution and logistics corridors of the United States.

Management, Board of Directors, Investor Relations, and Equity Coverage

Corporate	Investor Relations	Transfer Agent

20 Custom House Street, 11th Floor	Tripp Sullivan	Continental Stock Transfer & Trust Company
Boston, Massachusetts 02110	SCR Partners	1 State Street, 30th Floor
617.340.3814	615.942.7077	New York, NY 10004
www.plymouthreit.com	IR@plymouthreit.com	212.509.4000

Executive and Senior Management

Jeffrey E. Witherell	Pendleton P. White, Jr.	Daniel C. Wright	James M. Connolly
Chief Executive Officer	President and Chief Investment	Executive Vice President	Executive Vice President
and Chairman	Officer	and Chief Financial Officer	Asset Management

Board of Directors

Martin Barber	Philip S. Cottone	Richard J. DeAgazio	David G. Gaw
Independent Director	Independent Director	Independent Director	Independent Director

John W. Guinee	Caitlin Murphy	Pendleton P. White, Jr.	Jeffery E. Witherell
Independent Director	Independent Director	President and Chief Investment	Chief Executive Officer
		Officer	and Chairman

Equity Research Coverage[1]

Baird	KeyBanc Capital Markets	Piper Sandler & Co.
Dave Rodgers	Craig Mailman	Alexander Goldfarb
216.737.7341	917.368.2316	212.466.7937

Berenberg Capital Markets	National Securities Corp.	Wedbush Securities
Connor Siversky	Guarav Mehta	Henry Coffey
646.949.9037	212.417.8008	212.833.1382

JMP Securities
Aaron Hecht
415.835.3963

Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on May 7, 2021 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (412) 717-9587. A replay of the call will be available through May 14, 2021 by dialing (412) 317-0088 and entering the replay access code, 10154103.

1) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Plymouth Industrial REIT, Inc.
Portfolio Statistics

Unaudited ($ in thousands, except Cost/SF) as of 03/31/2021

Portfolio Snapshot		Portfolio Growth ($ in millions)

Number of Properties	111
Number of Buildings	145
Square Footage	24,560
Occupancy	96.6%
WA Lease Term Remaining (yrs.)	3.9
Total Annualized Base Rent (ABR)[1]	$98,546
Rental Rate Increase - Cash basis[2]	12.1%

Acquisition Activity

Q1 2021 Transaction Summary		Investment Highlights

Purchase Price[4]	$ 61,000	●	Since the Company's initial public offering in June 2017, the Company has acquired $862.6 million of wholly owned functional, flexible industrial properties totaling 20.7 million square feet
Cost Per Square Foot	$ 46.87
Replacement Cost/SF3 - Q1 2021	$ 80.82	●	During Q1 2021, the Company has:
			Increased our scale in key markets of Chicago, Cleveland, Columbus, and St. Louis, including a new market with the acquisition of a 221,911 SF multi-tenant industrial property in Kansas City
Square Footage Acquired	1,386,349
WA Occupancy at Acquisition	100.0%	●	Added high-quality tenants and enlarged tenant / industry diversification
WA Lease Term Remaining (yrs.)	4.2	●	Acquired industrial properties at a significant discount to replacement cost

Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]
Kansas City, MO	2/12/2021	1	$ 8,600	221,911	8.8%	$ 38.75
St. Louis, MO	3/23/2021	1	7,800	142,364	7.6%	54.79
Chicago, IL	3/25/2021	1	7,900	149,474	7.3%	52.85
Cleveland, OH	3/29/2021	1	7,700	100,150	7.6%	76.88
Columbus, OH	3/29/2021	1	29,000	772,450	7.5%	37.54
Total First Quarter 2021 Acquisitions[7]		5	$ 61,000	1,386,349	7.7%	$ 46.87

Multiple	Full Year 2020	27	$ 243,568	5,473,596	7.8%	$ 46.99

Multiple	Full Year 2019	32	$ 220,115	5,776,928	8.4%	$ 42.21

Multiple	Full Year 2018	7	$ 164,575	2,903,699	8.2%	$ 70.54

Multiple	2017[8]	29	$ 173,325	5,195,563	8.4%	$ 33.81

Total Acquisitions Post-IPO		100	$ 862,583	20,736,135	8.2%	$ 47.99

Portfolio statistics and acquisitions include wholly owned properties only.

1)	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2021, multiplied by 12. Excludes rent abatements.
2)	Based on approximately 1.2 million square feet of new and renewal leases greater than six months in term. Refer to Leasing Activity in this Supplemental Information for additional details.
3)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.
4)	Represents total direct consideration paid rather than GAAP cost basis.
5)	Weighted based on Purchase Price.
6)	Calculated as Purchase Price divided by square footage.
7)	During the first quarter of 2021, the Company sold a single, 98,340 SF property for approximately $2,307, recognizing a net gain of $590.
8)	Since our initial public offering in June 2017.

Plymouth Industrial REIT, Inc.
Select Recent Acquisitions

During the first quarter of 2021, the Company closed on the acquisition of five industrial buildings totaling approximately 1.4 million square feet for a total of $61 million, a weighted average price of $47 per square foot, and a weighted average initial yield of 7.7%

Unaudited ($ in thousands, except Cost/SF)

ODW Logistics Distribution Center

	Location	Columbus
	Acquisition Date	March-21
	# of Buildings	1
	Purchase Price[1]	$29,000
	Square Footage	772,450
	Occupancy	100.0%
	WA Lease Term Remaining	4.3 years
	Projected Initial Yield	7.5%
	Replacement Cost/SF2	$69.36
	Multi-Tenant %	0%
	Single-Tenant %	100%

	Location Characteristics: Columbus is one of the preeminent distribution corridors in the world; centrally positioned to the entire eastern half of the U.S., enabling same-day / next-day delivery to all population centers in the Northeast, Mid-Atlantic, Southeast, and Midwest (source: CBRE)

	Market Characteristics: Low vacancy rates; positive supply and demand fundamentals supporting rent growth; robust development pipeline

	Portfolio Fit: Brings Company's scale in the Columbus metro area to nearly 3.0 million square feet and enlarges tenant / industry diversification

Kansas City Industrial

Stilwell St
Southern Rd
Randolph
Avondale
North Kansas City
Kansas City
Blue Summit

	Location	Kansas City
	Acquisition Date	February-21
	# of Buildings	1
	Purchase Price[1]	$8,600
	Square Footage	221,911
	Occupancy	100.0%
	WA Lease Term Remaining	2.2 years
	Projected Initial Yield	8.8%
	Replacement Cost/SF2	$92.16
	Multi-Tenant %	100%
	Single-Tenant %	0%

	Location Characteristics: Kansas City, situated on the largest navigable inland waterway, is the largest rail center in the U.S. by tonnage and has 30% more interstate miles per capita than any other city in the nation. The Kansas City International Airport moves more cargo each year than any air center in a six-state region (source: KC SmartPort)

	Market Characteristics: Low vacancy rates; substantial net absorption gains; stable manufacturing employment pool

	Portfolio Fit: New secondary market for the Company within one of the top industrial markets in the U.S.

1)	Represents total direct consideration paid rather than GAAP cost basis.
2)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Value Creation

Unaudited ($ in thousands, except RSF)

Examples of Value Creation

Lease Extension / Redevelopment	Lease Extension	Lease Restructure / Extension

Cincinnati, OH	Atlanta, GA	Chicago, IL
Acquired multi-tenant industrial building in October 2018 with over 1.1 million SF of rentable square feet and 30+ acres available for future development	Acquired in December 2017 with two years remaining on single-tenant lease term	Acquired 6-building single-tenant portfolio in August of 2017 with 3 years remaining on lease term and no rent escalations
Renewed nearly 0.5 million SF at higher rental rents with average annual rent escalations of 3.3% and terms greater than 4 years	Negotiated early 5-year lease extension at higher rental rate with annual rent escalations of 3.0%	Reduced tenant's footprint to 3 buildings and extended term for 5 years with annual rent escalations of 2.5%
Reconfigured tenant layouts to maximize efficiency leading to ~40,000 SF of marketable space previously unleasable	Exit capitalization rate ~110bps below stabilized acquisition capitalization rate[1]	Secured new tenant for other 3 buildings at higher rent for a 10-year term with no downtime
Currently installing floors over open crane pit areas to create an additional ~58,000 SF of new leasable space generating a projected cash yield of ~14.0%		Exit capitalization rate ~130bps below stabilized acquisition capitalization rate[1]

Replacement Cost Analysis

			Total Rentable
Market	Market Type[2]	# of Buildings	Square Feet (RSF)	Purchase Price[3]	Replacement Cost[4]
Atlanta	Primary	9	1,318,002	$ 62,931	$ 81,124
Chicago	Primary	38	6,078,434	232,676	497,205
Boston	Secondary	1	200,625	10,500	20,161
Cincinnati	Secondary	8	2,073,510	79,700	131,968
Cleveland	Secondary	17	3,681,390	176,250	307,536
Columbus	Secondary	10	2,724,173	90,400	183,766
Indianapolis	Secondary	14	3,468,401	104,740	245,919
Jacksonville	Secondary	24	1,966,154	135,650	172,492
Kansas City	Secondary	1	221,911	8,600	20,451
Memphis	Secondary	15	1,773,894	53,475	104,772
Philadelphia	Secondary	1	156,634	9,700	10,569
St. Louis	Secondary	7	896,827	47,437	64,803
Total		145	24,559,955	$ 1,012,059	$ 1,840,766

1)	Based on acquisition yield and current NOIs at estimated capitalization rates as of March 31, 2021.
2)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
3)	Represents total direct consideration paid rather than GAAP cost basis.
4)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Rent Collections and Deferrals

The Company continues to experience substantial rent collection throughout the COVID-19 pandemic. Collection of original contracted rents, including those deferred, as of the current quarter ended was over 99%. All rent deferments granted in 2020 have been paid consistent with the deferral terms and fully collected.

Unaudited ($ in thousands)

	% of Tenant	% of Tenant	Total Revised
	Contractual Base	Contractual Base	Contractual Base
Rent Collections	Rent Collected[1]	Rent Deferred	Rent Collected

First Quarter 2020	99.9%	0.0%	99.9%
Second Quarter 2020	95.2%	4.7%	99.9%
Third Quarter 2020	99.5%	0.4%	99.9%
Fourth Quarter 2020	99.9%	0.0%	99.9%

First Quarter 2021	99.4%	0.2%	99.6%

Rent Deferrals[2]	Granted	Collected	Outstanding

Full Year 2020[3]	$ 1,250	$ 1,250	$ -

First Quarter 2021[4]	$ 54	$ -	$ 54

1)	Cash receipts based on contractual base rent receivables through April 26, 2021.
2)	Rent deferrals require full repayment of rent amounts within twelve months from the date of the deferment.
3)	The total outstanding rental deferral amounts as of the year ended December 31, 2020 have been paid consistent with the deferral terms and fully collected.
4)	A single deferment agreement was executed in the first quarter of 2021.

Plymouth Industrial REIT, Inc.
Guidance

The Company affirmed the full year 2021 guidance ranges for Core FFO and AFFO attributable to common stockholders and unit holders previously issued on February 26, 2021 and noted below. In addition, the Company updated the 2021 guidance assumptions accompanying the full year range herein.

Unaudited (in thousands, except per-share amounts)

	Full Year 2021 Range[1]
	Low	High

Net loss	$ (0.30)	$ (0.26)

Depreciation and amortization	2.18	2.18
Depreciation and amortization from unconsolidated joint venture	0.05	0.05
Gain on sale of real estate	(0.02)	(0.02)
Unrealized appreciation of warrants	0.01	0.01
Preferred stock dividend	(0.22)	(0.22)
Core FFO	$ 1.70	$ 1.74

Amortization of debt related costs	0.05	0.05
Stock compensation	0.05	0.05
Straight-line rent	(0.08)	(0.08)
Above/below market lease rents	(0.06)	(0.06)
Recurring capital expenditures	(0.23)	(0.22)
AFFO attributable to common stockholders and unit holders	$ 1.43	$ 1.48

Weighted-average common shares and units outstanding	29,450	29,450

2021 Guidance Assumptions	Low	High

Total Revenue	$ 135,800	$ 136,500
NOI	$ 90,100	$ 90,900
EBITDAre	$ 77,700	$ 78,200
General & Administrative[2]	$ 12,300	$ 12,000
Recurring Capital Expenditures	$ 6,850	$ 6,500
Same Store Cash NOI[3]	$ 58,300	$ 58,850
Same Store Occupancy[3]	95.5%	97.0%

1)	Assumes the completion of approximately $199 million of acquisitions ($61 million of which have been completed to date, with the balance projected to occur in the second and third quarters). There can be no assurance that we will complete the projected acquisitions within the forecasted timeframes.
2)	Includes non-cash stock compensation of $1.62 million for the full year 2021.
3)	The Same Store Portfolio consists of 108 buildings aggregating 17,093,547 rentable square feet. The Same Store projected performance reflects an annual NOI cash basis increase of 2.5%-3.0%.

Plymouth Industrial REIT, Inc.
Same Store Net Operating Income (NOI)

Unaudited ($ in thousands)

Same Store Portfolio Statistics

Square footage	17,093,547	Includes: wholly owned properties as of December 31, 2019; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)
Number of properties	81
Number of buildings	108
Percentage of total portfolio square footage	69.6%	Excludes: wholly owned properties classified as repositioning or lease-up during 2020 or 2021 (5 properties representing approximately 607,000 of rentable square feet) and unconsolidated joint venture properties
Occupancy at period end	97.0%

Same Store NOI - GAAP Basis

	Three Months Ended March 31,
	2021	2020	$ Change	% Change

Rental revenue	$ 24,222	$ 23,754	$ 468	2.0%

Property expenses	9,453	8,446	1,007	11.9%
Same Store NOI - GAAP Basis	$ 14,769	$ 15,308	$ (539)	-3.5%

Same Store NOI excluding early termination income - GAAP Basis	$ 14,696	$ 15,194	$ (498)	-3.3%

Same Store NOI - Cash Basis

	Three Months Ended March 31,
	2021	2020	$ Change	% Change

Rental revenue	$ 23,499	$ 22,784	$ 715	3.1%

Property expenses	9,453	8,446	1,007	11.9%
Same Store NOI - Cash Basis	$ 14,046	$ 14,338	$ (292)	-2.0%

Same Store NOI excluding early termination income - Cash Basis	$ 13,973	$ 14,224	$ (251)	-1.8%

Plymouth Industrial REIT, Inc.
Consolidated Statements of Operations

Unaudited ($ thousands, except per-share amounts)

	For the Three Months Ended March 31,
	2021	2020

Revenues:
Rental revenue	$ 24,554	$ 20,361
Tenant recoveries	7,279	5,868
Management fee revenue[1]	83	-
Total revenues	$ 31,916	$ 26,229

Operating expenses:
Property	11,426	9,011
Depreciation and amortization	15,777	14,097
General and administrative	3,009	2,522
Total operating expenses	$ 30,212	$ 25,630

Other income (expense):
Interest expense	(4,758)	(4,871)
Earnings (loss) in investment of unconsolidated joint venture[2]	(273)	-
Unrealized appreciation of warrants[3]	(247)	-
Gain on sale of real estate[4]	590	-
Total other income (expense)	$ (4,688)	$ (4,871)

Net loss	$ (2,984)	$ (4,272)

Less: Loss attributable to non-controlling interest	(65)	(245)

Net loss attributable to Plymouth Industrial REIT, Inc.	$ (2,919)	$ (4,027)

Less: Preferred stock dividends	1,652	1,613
Less: Series B Preferred Stock accretion to redemption value	1,807	1,854
Less: Amount allocated to participating securities	57	76

Net loss attributable to common stockholders	$ (6,435)	$ (7,570)

Net loss basic and diluted per share attributable to common stockholders	$ (0.24)	$ (0.53)

Weighted-average common shares outstanding basic & diluted	27,205	14,393

1)	Represents management fee revenue earned from the unconsolidated joint venture.
2)	Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture. Refer to Unconsolidated Joint Venture in this Supplement Information for additional details.
3)	Represents the change in the fair market value of our common stock warrants.
4)	During the first quarter of 2021, the Company sold a single, 98,340 SF property for approximately $2,307, recognizing a net gain of $590.

Plymouth Industrial REIT, Inc.
Non-GAAP Measurements

Unaudited ($ in thousands)

Consolidated NOI

	Three Months Ended March 31,
	2021	2020

Net loss	$ (2,984)	$ (4,272)
General and administrative	3,009	2,522
Depreciation and amortization	15,777	14,097
Interest expense	4,758	4,871
Unrealized appreciation of warrants[1]	247	-
Earnings (loss) in investment of unconsolidated joint venture[2]	273	-
Gain on sale of real estate	(590)	-
Other Income[3]	(83)	-
Net Operating Income	$ 20,407	$ 17,218

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

Net loss	$ (2,984)	$ (4,272)
Depreciation and amortization	15,777	14,097
Interest expense	4,758	4,871
Unrealized appreciation of warrants[1]	247	-
Gain on sale of real estate	(590)	-
EBITDAre	$ 17,208	$ 14,696
Stock compensation	418	349
Pro forma effect of acquisitions[4]	1,032	584
EBITDA adjustments attributable to unconsolidated joint venture[5]	486	-
Adjusted EBITDA	$ 19,144	$ 15,629

Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)

Net loss	$ (2,984)	$ (4,272)
Gain on sale of real estate	(590)	-
Depreciation and amortization	15,777	14,097
Depreciation and amortization from unconsolidated joint venture	393	-
FFO	$ 12,596	$ 9,825
Preferred stock dividends	(1,652)	(1,613)
Unrealized appreciation of warrants[1]	247	-
Core FFO	$ 11,191	$ 8,212
Amortization of debt related costs	369	299
Non-cash interest expense	(43)	264
Stock compensation	418	349
Straight line rent	(614)	(518)
Above/below market lease rents	(494)	(548)
Recurring capital expenditures[6]	(1,860)	(1,036)
AFFO	$ 8,967	$ 7,022

Weighted-average common shares and units outstanding	28,051	15,453

Core FFO attributable to common stockholders and unit holders per share	$ 0.40	$ 0.53
AFFO attributable to common stockholders and unit holders per share	$ 0.32	$ 0.45

1)	Represents the change in the fair market value of our common stock warrants.
2)	Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture. Refer to Unconsolidated Joint Venture in this Supplemental Information for additional details.
3)	Represents management fee revenue earned from the unconsolidated joint venture.
4)	Represents the estimated impact of wholly owned and joint venture acquisitions as if they had been acquired on the first day of each respective quarter in which the acquisitions occurred. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties as of the beginning of the respective periods.
5)	Represents depreciation and amortization, and interest expense from the Company's unconsolidated joint venture.
6)	Excludes non-recurring capital expenditures of $1,234 and $1,749 for the three months ended March 31, 2021 and 2020, respectively. Non-recurring capital expenditures are those capital items made with respect to a property for upgrades or renovation, and include expenditures for items that were identified at the time such property was acquired by the Company.

Plymouth Industrial REIT, Inc.
Consolidated Balance Sheets

Unaudited ($ in thousands)

	March 31, 2021	December 31, 2020
ASSETS
Real estate properties:
Land	$ 167,900	$ 159,681
Building and improvements	772,859	727,000
Less accumulated depreciation	(108,344)	(98,283)
Total real estate properties, net	$ 832,415	$ 788,398

Cash, cash held in escrow and restricted cash	28,163	32,054
Deferred lease intangibles, net	68,922	66,116
Investment in unconsolidated joint venture[1]	6,410	6,683
Other assets	25,919	27,019
Total assets	$ 961,829	$ 920,270

LIABILITIES, PREFERRED STOCK AND EQUITY
Secured debt, net	$ 327,752	$ 328,908
Unsecured debt, net[2]	197,293	189,254
Accounts payable, accrued expenses and other liabilities	52,037	49,335
Deferred lease intangibles, net	10,828	11,350
Financing lease liability[3]	2,212	2,207

Total liabilities	$ 590,122	$ 581,054

Preferred stock - Series A	$ 48,473	$ 48,485
Preferred stock - Series B4	$ 89,016	$ 87,209

Equity:
Common stock	$ 283	$ 253
Additional paid in capital	394,523	360,752
Accumulated deficit	(165,169)	(162,250)
Total stockholders' equity	229,637	198,755
Non-controlling interest	4,581	4,767
Total equity	$ 234,218	$ 203,522

Total liabilities, preferred stock and equity	$ 961,829	$ 920,270

1)	Represents a noncontrolling equity interest in a single joint venture we entered into during October, 2020. Our investment in the joint venture is accounted for under the equity method of accounting. Refer to Investment in Unconsolidated Joint Venture in this Supplemental Information for additional details.
2)	Includes borrowings under revolving credit facility and term loan. Refer to Debt Summary in this Supplemental Information for additional details.
3)	As of March 31, 2021, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 35 years. Refer to our 2021 Quarterly Report on Form 10-Q for expanded disclosure.
4)	Refer to Glossary in this Supplemental Information for relevant features of the Preferred stock - Series B.

Plymouth Industrial REIT, Inc.
Capital Structure and Debt Summary

Unaudited ($ in thousands) as of 03/31/2021

Debt Summary

Secured Debt:	Maturity Date	Interest Rate	Commitment	Principal Balance
Lincoln Life Mortgage[1]	January-22	3.41%	$ 9,600	$ 9,234
AIG Loan	November-23	4.08%	120,000	116,444
Ohio National Life Mortgage[1]	August-24	4.14%	21,000	20,105
Allianz Loan	April-26	4.07%	63,115	63,115
JPMorgan Chase Loan[1]	January-27	5.23%	13,900	13,380
Nationwide Loan	October-27	2.97%	15,000	15,000
Minnesota Life Loan	May-28	3.78%	21,500	20,768
Transamerica Loan	August-28	4.35%	78,000	72,637
Total / Weighted Average Secured Debt		4.10%	$ 342,115	$ 330,683

Unsecured Debt:
KeyBank Revolving Credit Facility	October-24	2.10%[2]	$ 200,000	$ 98,000
KeyBank Term Loan	October-25	2.10%[2]	100,000	100,000
Total / Weighted Average Unsecured Debt		2.10%	$ 300,000	$ 198,000

	March 31,	December 31,
	2021	2020

Total Debt[3]	$ 539,883	$ 533,211
Less: Cash	28,163	32,054
Net Debt	$ 511,720	$ 489,957

Capitalization

	March 31,	December 31,
	2021	2020
Common Shares and Units Outstanding[4]	28,945	25,951
High Closing Price	$ 17.35	$ 21.11
Low Closing Price	$ 14.43	$ 7.90
Closing Price (as of period end)	$ 16.85	$ 15.00
Market Value of Common Shares[5]	$ 487,723	$ 389,265
Preferred Stock - Series A6	50,589	50,600
Preferred Stock - Series B6	97,277	97,230
Total Market Capitalization[5,7]	$ 1,175,472	$ 1,059,106

Dividend / Share (annualized)	$ 0.80	$ 0.80
Dividend Yield (annualized)	4.7%	5.3%
Total Debt-to-Total Market Capitalization	45.9%	49.3%
Secured Debt as a % of Total Debt	61.3%	62.3%
Unsecured Debt as a % of Total Debt	38.7%	37.7%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	6.7x	6.7x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)[6]	8.6x	8.7x
Weighted Average Maturity of Total Debt (Years)	4.7	4.9

Capital Markets Activity

Common Shares	Avg. Price	Offering	Period	Net Proceeds
2,883,794	$ 15.00	ATM	Q1 2021	$ 42,510
967,746	$ 17.25	ATM	Q2 2021	$ 16,300

Refer to Glossary in this Supplemental Information for definitions of non-GAAP financial measures, including Net debt and Net debt plus preferred-to-Adjusted EBITDA.

1)	Debt assumed at acquisition.
2)	The 1-month LIBOR rate as of March 31, 2021 was 0.11%. The spread over the applicable rate for the KeyBank Term Loan and the revolving line of credit with KeyBank is based on the Company’s total leverage ratio.
3)	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts. Total Debt includes the Company's pro rata share of unconsolidated joint venture debt.
4)	Common shares and units outstanding were 28,338 and 607 for the three months ended March 31, 2021, and 25,344 and 607 for the year ended 2020.
5)	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
6)	Preferred Stock is calculated at its liquidation preference as of the end of the period.
7)	Market value of shares and units plus total debt and preferred stock as of period end.

Plymouth Industrial REIT, Inc.
Unconsolidated Joint Venture

In October 2020, the Company announced the formation of a $150 million equity joint venture with Madison International Realty to pursue the acquisition of value-add and opportunistic industrial properties in key markets. The joint venture's first acquisition on December 17, 2020 was a portfolio of infill industrial buildings in metropolitan Memphis for $86 million. The acquisition is projected to provide an initial yield of approximately 7.7%.

Unaudited ($ in thousands) as of 03/31/2021

Unconsolidated Joint Venture Portfolio Statistics		Madison International Realty Joint Venture

Number of Properties	16		Partnership	Total Equity
Number of Buildings	28	Joint Venture Members	Interests	Commitment
Square Footage	2,320,773	Plymouth (Managing Member)	20%	$ 30,000
Occupancy	91.7%	Madison	80%	120,000
Weighted Average Lease Term Remaining (in years)	2.7			$ 150,000
Multi-Tenant %	41%	Partner Equity Deployed		$ 33,328
Single-Tenant %	59%	Annualized Asset Mgmt. Fee to PLYM		$ 333

			Total	Remaining
		Targeted Leverage	Potential Investment	Potential Investment
		60%	$ 375,000	$ 289,000
		65%	$ 428,000	$ 342,000

Balance Sheet Information[1]		Selected Quarter-to-Date and Year-to-Date Financial Information[1]

	March 31,		Three Months Ended
ASSETS	2021		March 31,
Real estate properties	$ 85,754	Plymouth's Share	2021
Cash, cash held in escrow and restricted cash	3,542	Revenues	$ 481
Other Assets	506	Net Operating Income	$ 321
Total assets	$ 89,802	Interest Expense	$ 93
		EBITDA	$ 284
LIABILITIES AND EQUITY		Joint Venture Assets	$ 17,960
Debt[2]	$ 55,410	Joint Venture Debt	$ 11,200
Other Liabilities	2,745
Equity	31,647
Total Liabilities and Equity	$ 89,802

Joint Venture Key Terms

●	We are the Managing Member of the joint venture and receive an annual 1% asset management fee on the total equity investment
●	Distribution of cash flows: first to Members pro rata until Madison achieves a 12% return; second 10% to Managing Member and 90% to Members pro-rata until Madison achieves a 15% return, thereafter 20% to Managing Member and 80% to Members pro rata

Additional details on the unconsolidated joint venture can be found in documents filed with or furnished to the SEC.

1)	Balance sheet and portfolio information is presented at 100% of the joint venture. Selected financial information is presented at our pro rata share.
2)	A $56 million mortgage secured by the joint venture properties from Minnesota Life that carries a seven-year term at a fixed interest rate of 3.15%.

Plymouth Industrial REIT, Inc.
Net Asset Value Components

Unaudited ($ in thousands) as of 03/31/2021

Net Operating Income		Q1 2021 Acquisitions

	Three Months Ended March 31,		Acquisition	# of	Square	Purchase	Projected
	2021	Market	Date	Buildings	Footage	Price	Initial Yield
Pro Forma Net Operating Income (NOI)[1]		Kansas City	2/12/2021	1	221,911	$ 8,600	8.8%
Total Operating NOI	$ 20,407	St. Louis	3/23/2021	1	142,364	7,800	7.6%
Pro Forma Effect of New Lease Activity[2]	66	Chicago	3/25/2021	1	149,474	7,900	7.3%
Pro Forma Effect of Acquisitions[3]	1,032	Cleveland	3/29/2021	1	100,150	7,700	7.6%
Pro Forma Effect of Repositioning / Development[4]	859	Columbus	3/29/2021	1	772,450	29,000	7.5%
Pro Forma Effect of Extraordinary Storms[5]	495			5	1,386,349	$ 61,000	7.7%
Pro Forma NOI	$ 22,959

Amortization of above / below market lease intangibles, net	(494)
Straight-line rental revenue adjustment	(614)

Pro Forma Cash NOI	$ 21,851

Other Assets and Liabilities		Developable Land

Cash, cash held in escrow and restricted cash	$ 28,163		Owned	Developable
Other assets	$ 25,919	Market	Land (acres)[6]	GLA (SF)[6]
Accounts payable, accrued expenses and other liabilities	$ 52,037	Atlanta	65	340,000
		Chicago	11	220,000
Debt and Preferred Stock		Boston	8	70,000
		Cincinnati	30	450,000
Secured Debt, net	$ 330,683	Jacksonville	15	165,000
Unsecured Debt, net	$ 198,000	Memphis	23	475,000
Share of Joint Venture Debt[7]	$ 11,200		152	1,720,000
Preferred Stock - Series A8	$ 50,589
Preferred Stock - Series B8	$ 97,277

Common shares and units outstanding[9]	28,945

We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period.

1)	Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.
2)	Represents the estimated incremental base rents from uncommented new leases as if rent commencement had occurred as of the beginning of the period.
3)	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
4)	Represents the estimated impact of properties that are undergoing repositioning or lease-up as if the properties were fully stabilized and rents had commenced as of the beginning of the period.
5)	Represents the additional costs associated with snow and ice removal due to the winter storms.
6)	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
7)	Our ownership interest is 20%.
8)	Preferred Stock is calculated at its liquidation preference as of the end of the period.
9)	Common shares and units outstanding were 28,338 and 607 for the three months ended March 31, 2021.

Plymouth Industrial REIT, Inc.
Leasing Activity and Expirations

Unaudited as of 03/31/2021

Lease Renewals and New Leases[1]

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements $/SF/YR	Lease Commissions $/SF/YR

2019	Renewals	1,380,839	58.4%	$ 4.17	$ 4.51	8.2%	$ 0.19	$ 0.14
	New Leases	982,116	41.6%	$ 2.88	$ 3.43	19.1%	$ 0.27	$ 0.23
	Total	2,362,955	100%	$ 3.22	$ 3.67	14.0%	$ 0.16	$ 0.17

2020	Renewals	1,881,346	71.1%	$ 3.75	$ 3.93	4.8%	$ 0.13	$ 0.08
	New Leases	764,314	28.9%	$ 4.31	$ 5.07	17.6%	$ 0.24	$ 0.19
	Total	2,645,660	100%	$ 3.92	$ 4.26	8.7%	$ 0.16	$ 0.11

Q1 2021	Renewals	899,102	77.5%	$ 4.00	$ 4.39	9.8%	$ 0.23	$ 0.07
	New Leases	261,495	22.5%	$ 3.82	$ 4.61	20.7%	$ 0.15	$ 0.14
	Total	1,160,597	100%	$ 3.96	$ 4.44	12.1%	$ 0.21	$ 0.08

Lease Expiration Schedule

Year	Square Footage[2]	ABR[3]	% of ABR Expiring[4]
Available	831,836	$ -	-
2021	1,344,889	6,192,064	6.3%
2022	4,190,536	19,411,008	19.7%
2023	2,929,482	11,341,284	11.5%
2024	3,976,671	15,812,003	16.0%
2025	4,138,402	16,303,752	16.5%
Thereafter	7,148,139	29,486,247	30.0%
Total	24,559,955	$ 98,546,358	100%

1)	Lease renewals and new lease activity excludes leases with terms less than six months.
2)	Of the square footage available and/or expiring in 2021, 413,940 or approximately 19% has been renewed or re-leased subsequent to March 31, 2021.
3)	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2021, multiplied by 12. Excludes rent abatements.
4)	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of March 31, 2021.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Tenant Industry

Unaudited as of 03/31/2021

Industry	Total Leased Square Feet	# of Tenants	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	6,539,271	65	27.5%	$ 24,257,494	24.6%	$ 3.71
Home & Garden	1,591,542	14	6.6%	5,028,231	5.1%	3.16
Printing	1,288,673	10	5.4%	4,206,029	4.3%	3.26
Food & Beverage	1,274,552	17	5.4%	5,783,194	5.9%	4.54
Cardboard and Packaging	1,254,358	12	5.3%	4,427,235	4.5%	3.53
Construction	1,242,967	29	5.2%	5,028,845	5.2%	4.05
Automotive	1,221,863	20	5.1%	5,058,178	5.1%	4.14
Light Manufacturing	823,849	9	3.5%	3,758,972	3.8%	4.56
Wholesale/Retail	819,616	19	3.5%	3,191,676	3.2%	3.89
Plastics	771,234	10	3.3%	3,161,875	3.2%	4.10
Industrial Equipment Components	701,154	18	3.0%	2,699,369	2.7%	3.85
Telecommunications	582,527	7	2.5%	2,466,836	2.5%	4.23
Other Industries*	5,616,513	165	23.7%	29,478,424	29.9%	5.25
Total	23,728,119	395	100.0%	$ 98,546,358	100.0%	$ 4.15

*Other Industries	Total Leased Square Feet	# of Tenants	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Metal Fabrication/Finishing	573,731	13	2.4%	$ 2,665,806	2.7%	$ 4.65
Technology & Electronics	491,448	16	2.1%	2,549,325	2.6%	5.19
Healthcare	488,705	19	2.1%	2,791,737	2.8%	5.71
Storage	405,696	10	1.7%	2,493,996	2.5%	6.15
Education	402,844	7	1.7%	2,006,364	2.0%	4.98
Business Services	394,854	22	1.7%	3,226,455	3.3%	8.17
Chemical	371,672	6	1.6%	1,447,309	1.5%	3.89
Plumbing Equipment/Services	361,374	6	1.5%	1,267,389	1.3%	3.51
Paper	342,178	3	1.4%	1,583,976	1.6%	4.63
Appliances	335,415	2	1.4%	1,413,853	1.4%	4.22
Other[2]	1,448,596	61	6.1%	8,032,214	8.2%	5.54
Total	5,616,513	165	23.7%	$ 29,478,424	29.9%	$ 5.25

1)	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2021, multiplied by 12. Excludes rent abatements.
2)	Includes tenant industries for which the total leased square feet aggregates to less than 300,000 square feet.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Type

Unaudited as of 03/31/2021

Leased Square Feet and Annualized Base Rent by Lease Type

Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Triple Net	16,847,501	286	71.0%	$ 68,563,809	69.6%	$ 4.07
Modified Net	3,494,124	50	14.7%	15,045,636	15.3%	4.31
Gross	3,386,494	59	14.3%	14,936,913	15.1%	4.41
Total	23,728,119	395	100.0%	$ 98,546,358	100.0%	$ 4.15

Leased Square Feet and Annualized Base Rent by Tenant Type

Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Multi-Tenant	14,129,923	331	59.5%	$ 62,614,152	63.5%	$ 4.43
Single-Tenant	9,598,196	64	40.5%	35,932,206	36.5%	3.74
Total	23,728,119	395	100.0%	$ 98,546,358	100.0%	$ 4.15

Leased Square Feet and Annualized Base Rent by Building Type

Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	14,993,882	71	63.2%	$ 54,192,900	55.0%	$ 3.61
Warehouse/Light Manufacturing	5,978,804	29	25.2%	24,310,458	24.7%	4.07
Small Bay Industrial[2]	2,755,433	45	11.6%	20,043,000	20.3%	7.27
Total	23,728,119	145	100.0%	$ 98,546,358	100.0%	$ 4.15

1)	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2021, multiplied by 12. Excludes rent abatements.
2)	Small bay industrial is inclusive of flex space totaling 382,150 leased square feet and annualized base rent of $5,073,159. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Plymouth Industrial REIT, Inc.
Top 10 Tenants by Annualized Base Rent

Unaudited as of 03/31/2021

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	ABR[3]	% Total ABR
Stonecrop Technologies, LLC[1]	Columbus	Telecommunications	1	527,127	3/31/2021	$ 4.14	$ 2,180,993	2.2%
ODW Logistics Inc	Columbus	Logistics & Transportation	1	772,450	6/30/2025	2.80	2,162,860	2.2%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation	3	503,000	3/31/2026	3.80	1,911,000	1.9%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	12/31/2028	3.00	1,886,156	1.9%
Communications Test Design, Inc.[2]	Memphis	Logistics & Transportation	2	566,281	12/31/2024	3.21	1,819,461	1.8%
Pactiv Corporation	Chicago	Food & Beverage	3	439,631	8/31/2023	3.86	1,696,552	1.7%
ASC Manufacturing, Ltd.	Cleveland	Light Manufacturing	1	274,464	6/30/2022	6.08	1,667,508	1.7%
First Logistics	Chicago	Logistics & Transportation	1	327,194	10/31/2024	4.95	1,619,610	1.6%
ASW Supply Chain Services, LLC	Cleveland	Logistics & Transportation	3	517,037	11/30/2027	3.10	1,602,815	1.6%
JobsOhio Beverage System	Cleveland	Food & Beverage	1	350,000	3/31/2024	4.26	1,491,000	1.5%
Total Largest Tenants by Annualized Rent			18	4,906,268		$ 3.68	$ 18,037,955	18.1%
All Other Tenants			377	18,821,851		$ 4.28	$ 80,508,403	81.9%
Total Company Portfolio			395	23,728,119		$ 4.15	$ 98,546,358	100.0%

Lease Segmentation by Size

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[4]	ABR[3]	In-Place + Uncommenced ABR[5]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF6
< 4,999	59	141,579	200,143	70.7%	75.9%	$ 1,580,816	$ 1,695,996	1.7%	$ 11.02
5,000 - 9,999	62	453,485	566,338	80.1%	81.9%	3,522,778	3,553,324	3.6%	7.75
10,000 - 24,999	82	1,353,369	1,463,012	92.5%	93.3%	9,290,569	9,445,711	9.5%	6.88
25,000 - 49,999	73	2,540,545	2,648,210	95.9%	95.9%	13,958,926	14,351,556	14.5%	5.50
50,000 - 99,999	53	3,599,824	3,933,000	91.5%	94.6%	15,979,875	15,979,875	16.1%	4.44
100,000 - 249,999	42	7,247,544	7,357,479	98.5%	100.0%	26,510,821	26,510,821	26.7%	3.66
> 250,000	24	8,391,773	8,391,773	100.0%	100.0%	27,702,573	27,702,573	27.9%	3.30
Total / Weighted Average	395	23,728,119	24,559,955	96.6%	97.7%	$ 98,546,358	$ 99,239,856	100.0%	$ 4.16

1)	Stonecrop was replaced with a new tenant who executed a 10-year lease for the 527,127-square-foot space and took occupancy on April 1, 2021.
2)	Communications Test Design, Inc. assumed the lease from our previous tenant, iQor.
3)	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2021, multiplied by 12. Excludes rent abatements.
4)	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
5)	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of March 31, 2021 plus annualized base rent for leases signed but not commenced as of March 31, 2021.
6)	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of March 31, 2021 plus annualized base rent for leases signed but not commenced as of March 31, 2021, divided by leased square feet plus uncommenced leased square feet.

Plymouth Industrial REIT, Inc.
Rentable Square Feet and Annualized Base Rent by Market

Unaudited ($ in thousands) as of 03/31/2021

Primary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Atlanta	8	9	99.9%	1,318,002	5.4%	$ 5,378	5.5%
Chicago	37	38	96.1%	6,078,434	24.8%	24,247	24.6%

Secondary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Boston	1	1	100.0%	200,625	0.8%	$ 1,128	1.1%
Cincinnati	8	8	90.1%	2,073,510	8.4%	6,894	7.0%
Cleveland	14	17	98.3%	3,681,390	15.0%	15,429	15.7%
Columbus	10	10	99.7%	2,724,173	11.1%	9,682	9.8%
Indianapolis	14	14	95.5%	3,468,401	14.1%	11,981	12.2%
Jacksonville	7	24	97.0%	1,966,154	8.0%	12,069	12.2%
Kansas City	1	1	100.0%	221,911	0.9%	789	0.8%
Memphis	5	15	94.6%	1,773,894	7.2%	6,402	6.5%
Philadelphia	1	1	99.8%	156,634	0.6%	933	0.9%
St. Louis	5	7	99.6%	896,827	3.7%	3,614	3.7%
Total	111	145	96.6%	24,559,955	100.0%	$ 98,546	100.0%

Total Acquisition Cost by Market

Market	State	# of Buildings	Total Acquisition Cost[3]	Gross Real Estate Assets[4]	% Gross Real Estate Assets
Atlanta	GA	9	$ 62,931	$ 55,032	5.9%
Chicago	IL, IN, WI	38	232,676	223,113	23.8%
Boston	MA, ME	1	10,500	9,240	1.0%
Cincinnati	OH, KY	8	79,700	60,352	6.4%
Cleveland	OH	17	176,250	164,128	17.5%
Columbus	OH	10	90,400	99,313	10.6%
Indianapolis	IN	14	104,740	93,574	10.0%
Jacksonville	FL, GA	24	135,650	123,382	13.2%
Kansas City	MO	1	8,600	8,092	0.9%
Memphis	TN	15	53,475	48,758	5.2%
Philadelphia	PA, NJ	1	9,700	8,657	0.9%
St. Louis	MO	7	47,437	43,450	4.6%
Total		145	$ 1,012,059	$ 937,091	100.0%

1)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
2)	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2021, multiplied by 12. Excludes rent abatements.
3)	Represents total direct consideration paid prior to the allocations per U.S. GAAP.
4)	The gross book value of real estate assets as of March 31, 2021 excluding $2,750 in leasehold improvements and assets related to Corporate activities and the finance lease right-of-use asset of $918 related to the ground sublease at 2100 International Parkway. Gross book value of real estate assets excludes depreciation and the allocation of the acquisition cost related to intangible assets and liabilities required by U.S. GAAP.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income - (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition and dispositions and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs' calculate EBITDAre and Adjusted EBITDA.

Funds From Operations ("FFO"): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
We define FFO consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Core Funds from Operations (“Core FFO”): Core FFO represents FFO reduced by dividends paid (or declared) to holders of our preferred stock and excludes certain non-cash operating expenses such as impairment on real estate lease, unrealized appreciation/(depreciation) of warrants and loss on extinguishment of debt. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (“AFFO”):  Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, acquisition and transaction related costs for transactions not completed and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.
          We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.
As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred stock to Adjusted EBITDA: Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Gross Assets: The carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. For gross assets as of March 31, 2021 the calculation is as follows:

Total assets	$ 961,829
Add back accumulated depreciation	108,344
Add back intangible amortization	57,311
Gross assets	$ 1,127,484

Joint Venture Financial Information: We present components of balance sheet and operating results information related to our real estate joint venture, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items by applying our noncontrolling economic interest ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented. In addition, we present components of balance sheet and portfolio information at 100% of the joint venture. We believe this information can help investors estimate the balance sheet and operating results information related to our unconsolidated joint venture. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Preferred Stock - Series B: On December 14, 2018, we completed the offering of 4,411,764 shares of the Company’s Series B Convertible Redeemable Preferred Stock at a purchase price of $17.00 per share for an aggregate consideration of $75,000 or $71,800, net of issuance costs. The relevant features of the Series B Preferred Stock ("Series B") are as follows ($ in thousands):

	Cash	Annual	Liquidation
Year	Pay Rate	Cash Dividend	Preference[1]	Conversion and Redemption Options[2]
1 - 2019	3.25%	$ 2,438	$ 97,230	No conversion or redemption options
2 - 2020	3.50%	$ 2,625	$ 97,230	No conversion or redemption options
3 - 2021	3.75%	$ 2,813	$ 97,230	No conversion or redemption options
4 - 2022	4.00%	$ 3,000	$ 97,230	- Commencing 1/1/2022, holders of the Series B have the right to convert at the liquidation preference;
- Commencing 1/1/2022, Plymouth can elect to convert up to 100% of Series B upon the 20-day VWAP per share of Plymouth's common stock being greater than $26.35;
				- Neither option expires
5 - 2023	6.50%	$ 4,875	$ 105,971	Commencing 1/1/2023, Plymouth can redeem up to 50% of the Series B at the liquidation preference
6 - 2024[3]	12.00%	$ 9,000	$ 114,028	- Commencing 1/1/2024, Plymouth can redeem up to 100% of the Series B at the liquidation preference;
				- Commencing 12/31/2024, any outstanding shares of Series B will automatically covert into common stock, subject to the 19.99% threshold[4]
1)	Liquidation Preference is defined as the greater of (a) the amount necessary for the holder to achieve a 12% internal rate of return, taking into account cash dividends paid and (b) $21.89, plus accrued and unpaid dividends.
2)	Conversion and Redemption Options grant Plymouth the right to settle the conversion/redemption via: I) Physical Settlement with each share of Series B being converted to a number of common shares equal to the greater of (i) one share of common stock or (ii) the quotient of the liquidation preference divided by the 20-Day VWAP, subject to the 19.99% threshold, or II) Cash Settlement whereby we pay for each share of Series B being converted in cash in an amount equal to the greater of (i) the liquidation preference or (ii) the 20-Day VWAP, or III) Combination Settlement whereby Plymouth shall pay, or deliver, in respect to each share of Series B being converted, a settlement amount equal to either (i) cash equal to the Cash Settlement amount or (ii) number of shares of common stock equal to the Physical Settlement.
3)	Effective 1/1/2025, in the event the Series B Preferred Stock has not been settled, the holders obtain certain governance rights, including the option to elect an additional two members to Plymouth's Board of Directors.
4)	The 19.99% Threshold requires approval from the shareholders of Plymouth's common stock to approve the conversion of any Series B Preferred Stock into common shares that exceeds 19.99% of the outstanding common shares as of December 14, 2018.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2019. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that were or will be classified as repositioning or lease-up during 2020 and 2021. For 2021, the Same Store Portfolio consists of 81 properties aggregating 17,093,547 rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

VWAP: The volume weighted average price of a trading security.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.